Exhibit 99.1

BUSINESS WIRE: The Global Leader in News Distribution

March 23, 2006 04:01 PM US Pacific Timezone

Ahern Rentals Announces Call

LAS VEGAS—(BUSINESS WIRE)—March 23, 2006—Ahern Rentals Inc. announced today it will hold a conference call for press and analysts at 10 a.m. PST on Thursday, March 30, 2006, to discuss matters covered in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2005, which the company expects to file with the Securities and Exchange Commission on Wednesday, March 29, 2006. The conference call is open to the general public via telephone by dialing 877-690-6763. A replay of the conference call will be available beginning at approximately noon on March 30. The replay may be accessed by dialing 800-633-8284 and entering the pass code — 21287840. Upon filing, the company’s 10-K will be available on the Web site of the Securities and Exchange Commission at www.sec.gov and on the Web site of Ahern Rentals at www.ahernrentals.com.

Ahern Rentals is an equipment rental company with locations primarily in the southwestern United States. Through our network of equipment rental locations, we rent a full range of equipment, sell our used rental equipment, new equipment, parts, supplies and related merchandise, and provide maintenance, repair and other services that supplement our rental activities. The types of equipment we rent range from a fleet of high reach and earth engaging units to hand tools. For more information about Ahern Rentals, visit www.ahernrentals. com.

Contacts

Ahern Rentals Inc., Las Vegas

Howard Brown, 702-362-0623